Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Old Point Financial Corporation of our report dated March 15, 2017, relating to our audit of the consolidated financial statements, included in the Annual Report on Form 10-K of Old Point Financial Corporation for the year ended December 31, 2016. We also consent to the reference to our firm as experts under the caption “Independent Auditors” in such Registration Statement.

/s/ YOUNT, HYDE & BARBOUR, P.C.

Winchester, Virginia
December 29, 2017